Exhibit 10.16.3
THIRD MODIFICATION TO LOAN AND SECURITY AGREEMENT
          This Third Modification to Loan and Security Agreement (this “Modification”) is entered into by and between ENERGY RECOVERY, INC. (“Borrower”) and COMERICA BANK (“Bank”) as of September 18, 2008, at San Jose, California.
RECITALS
          This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:
          Bank and Borrower previously entered into a Loan and Security Agreement (Accounts and Inventory) dated March 27, 2008, which was subsequently modified by that certain First Modification to Loan and Security Agreement dated as of March 27, 2008 and that certain Second Modification to Loan and Security Agreement dated as of May 29, 2008. The loan and Security Agreement and each modification shall collectively be referred to herein as the “Agreement”.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.
AGREEMENT
     1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.
     2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.
               (a) In the table found on the initial page of the Agreement, the Credit Limit amount is deleted and replaced with “$12,000,000”.
               (b) The definition of “Credit Limit” in Section 1.9 of the Agreement is deleted in its entirety and replaced with the following:
               (c) “1.9 ‘Credit Limit’ shall mean Twelve Million Dollars ($12,000,000).”
               Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
               “3.1 This Agreement shall remain in full force and effect until December 31, 2008, unless earlier terminated by notice by Borrower. Notice of such termination shall be effectuated by mailing of a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to Bank at the address set forth herein and the termination shall be effective as of the date so fixed in such notice.”
               (d) Clause c. of Section 6.16 of the Agreement is hereby deleted in its entirety and replaced with the following:
          “c. In addition to the financial statements requested above, Borrower agrees to provide Bank within fifteen (15) days after the end of each quarter, unless otherwise provided below (in form and content satisfactory to Bank) the following schedules:
(1) Accounts Receivable Agings
(2) Accounts Payable Agings
(3) Inventory Reports.”

     3. Recertification of Authority. Borrower certifies to Bank that:
          (a) the Restated Certification of Incorporation and Bylaws of Borrower delivered to Bank on or about December 1, 2005 remain in full force and effect and have not been amended, rescinded or repealed in any respect;
          (b) the Corporate Resolutions and Incumbency Certification of Borrower delivered to Bank dated on or as of March 7, 2008 remain in full force and effect and the officers shown on such Incumbency Certification as officers authorized to execute and deliver to Bank documents in connection with loan financings: (i) continue to hold, and be duly appointed to, the offices indicated thereon; and (ii) continue to be duly authorized to execute and deliver to Bank this Modification and any and all documents necessary to evidence indebtedness and obligations of Borrower to Bank; and
          (c) Borrower is in good standing in the State of Delaware and under each jurisdiction in which it is authorized to do business, including the State of California.
     4. Legal Effect. This Modification may be executed in as many counterparts as Bank and Borrower deem convenient, and shall become effective upon: (a) delivery to Bank of all executed counterparts hereof; and (b) payment by Borrower of all costs and expenses of Bank incurred in connection herewith, including without limitation, a non-refundable commitment fee in the amount of Six Thousand Five Hundred Dollars ($6,500) and fees and expenses of Bank’s counsel incurred in connection with the preparation and negotiation of this Amendment and the documents contemplated hereby. Except as specifically set forth in this Modification, all the terms and conditions of the Agreement remain in full force and effect.
     5. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.
     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

ENERGY RECOVERY, INC.		COMERICA BANK

By:	/s/ Tom Willardson	By:	/s/ Darren Santos
Its:	Chief Financial Officer	Its:	Corporate Banking Officer-Western Market